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                                                                    EXHIBIT 99.1

[API ADVANCED PHOTONIX, INC. LOGO]

                           Contact:
                           Richard Kurtz, Advanced Photonix, Inc. (805) 987-0146 Richard Moyer, Cameron Associates (212) 554-5466


               ADVANCED PHOTONIX, INC. ANNOUNCES NEW ADDITIONS TO
                             THE BOARD OF DIRECTORS


Camarillo, CA. -- July 6, 2005 -- Advanced Photonix, Inc. (R) (AMEX -- API) announced today the appointment of three new members to the Board of Directors. Two of the new members of the Board, Donald Pastor and Lance Brewer, would be considered independent directors, and the third, Robin (Rob) Risser, was a co-founder of the recently acquired Picometrix, and is now the Chief Financial Officer of Advanced Photonix, Inc.

Mr. Pastor is currently Executive Vice-President of Operations and CFO of Telephonics Corporation. He also serves as CEO of TLSI, a wholly owned subsidiary of Telephonics. Mr. Pastor has thirty years experience in a variety of financial, administrative and operational positions in high technology and defense related industries. Mr. Pastor holds a B.S. degree in Marine Engineering from the U.S. Merchant Marine Academy, and a M.B.A. from Loyola College, Baltimore.

Mr. Brewer is a partner of Brewer & Brewer, a law firm he founded in 1989, headquartered in Newport Beach, California, Brewer and Brewer employs 25 people, with a focus on representation of financial institutions, business litigation, business acquisitions and insurance defense. Mr. Brewer is a graduate of the University of Utah, Cum Laude. Mr. Brewer is currently the primary campaign strategist for Marilyn C. Brewer for US Congress from California.

Prior to founding Picometrix in 1992, Rob Risser served as a general partner and investor in numerous technology and real estate investments from 1982 to 1992. From 1978 to 1981 Rob managed strategic planning for Bendix Corporation's Industrial Group and CNC Division from its corporate headquarters located in Southfield, Michigan. He was on Bendix's corporate financial and audit staff from 1973 through 1976. He earned an MBA from the University of Michigan in 1978 and passed the CPA exam in 1975.

Richard (Rick) Kurtz chairman and CEO of Advanced Photonix, Inc. commented, "We are adding to the independent nature of our Board, strengthening and deepening the Board's knowledge and experience. Serving on a public Board today requires both time and dedication, to fulfill all the new requirements, and to insure that the goals of financial transparency, integrity and growth are met. Our newest Board members bring the enthusiasm and commitment necessary for us to meet our requirements and goals."


The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties


                                                 [OPTOELECTRONIC SOLUTIONS LOGO]

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[API ADVANCED PHOTONIX, INC. LOGO]

                           Contact:
                           Richard Kurtz, Advanced Photonix, Inc. (805) 987-0146 Richard Moyer, Cameron Associates (212) 554-5466


and risks including, but not limited to, unforeseen technological obstacles which may prevent or slow the development and/or manufacture of new products; potential problems with the integration of the acquired company and its technology and possible inability to achieve expected synergies; obstacles to successfully combining product offerings and lack of customer acceptance of such offerings; limited (or slower than anticipated) customer acceptance of new products which have been and are being developed by the Company; and a decline in the general demand for optoelectronic products.

Advanced Photonix, Inc.(R) (ASE: API) is a leading supplier of opto-electronic solutions and Terahertz instrumentation to a global OEM customer base. Products include the patented High speed optical receivers in APD and PIN configurations and silicon Large Area Avalanche Photodiode (LAAPD), PIN photodiode and FILTRODE(R) detectors. More information on Advanced Photonix can be found at http://www.advancedphotonix.com.


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                                                 [OPTOELECTRONIC SOLUTIONS LOGO]